GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

       GUIDELINES FOR DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER TO PROVIDE TO THE PAYER-Social Security Numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer Identification Numbers have nine digits separated by one hyphen (i.e., 00-0000000). The table below will help you determine the number to give the payer.

 -----------------------------------------------------------    --------------------------------------------------------
                                                                                                 GIVE THE EMPLOYER
                                  GIVE THE SOCIAL                                                IDENTIFICATION
 FOR THIS TYPE OF ACCOUNT         SECURITY NUMBER OF-            FOR THIS TYPE OF ACCOUNT:       NUMBER OF-
 -----------------------------------------------------------    --------------------------------------------------------
 1.  An individual's account    The individual                  8.   Sole proprietorship or     The owner(4)
                                                                     single-member limited
                                                                     liability company
                                                                     ("LLC") that is
                                                                     disregarded as separate
                                                                     from its member

 2.  Two or more individuals    The actual owner of the         9.   A valid trust, estate      The legal entity(5)
     (Joint account)            account or, if combined or           pension trust
                                funds, the first
                                individual on the
                                account(1)

 3.  Husband and wife (joint    The actual owner of the         10.  Corporation or LLC that    The corporation or LLC
     account)                   account or, if joint                 has elected to be taxed
                                funds, the first                     as a corporation
                                individual on the
                                account(1)

 4.  Custodian account of a     The Minor(2)                    11.  Religious, charitable,     The organization
     minor (Uniform Gift to                                          or educational
     Minors Act)                                                     organization

 5.  Adult and minor (joint     The adult or, if the            12.  Partnership or multiple    The partnership or LLC
     account)                   minor is the only                    member LLC that has not
                                contributor, the minor(1)            elected to be taxed as
                                                                     a corporation

 6.  Account in the name of     The ward, minor, or             13.  Association, club, or      The organization
     guardian or committee      incompetent person(3)                other tax-exempt
     for a designated ward,                                          organization
     minor, or incompetent
     person

 7.  a.  The usual revocable    The grantor-trustee(1)          14.  A broker or registered     The broker or nominee
     savings trust account                                           nominee
     (grantor is also
     trustee)

     b.  So-called trust        The actual owner(1)             15.  Account with the           The public entity
     account that is not a                                           Department of
     legal or valid trust                                            Agriculture in the name
     under state law                                                 of a public entity
                                                                     (such as a state or
                                                                     local government,
                                                                     school district, or
                                                                     prison) that received
                                                                     agricultural program
                                                                     payments
 -----------------------------------------------------------    --------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(5) List first and circle the name of the legal entity, either a trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

       NOTE: If no name is circled when there is more than one name, the number will be considered that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

       If you do not have a taxpayer identification number ("TIN") or if you do not know your number, obtain Form SS-5 (Application for Social Security Card) or Form SS-4 (Application for Employer Identification Number) at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. In addition, you must check the box marked "Awaiting TIN" in Part 2 of Substitute Form W-9 and sign and date the "Certification of Awaiting Taxpayer Identification Number" at the bottom of the form. If you do not timely provide a TIN, a portion of all reportable payments made to you will be withheld.

       Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

       Payees specifically exempted from backup withholding include:

          o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under
              Section 403(b)(7), if the account satisfies the requirements of
              Section 401(f)(2).

          o The United States, a state thereof, the District of Columbia or a possession of the United States, or a political subdivision or agency or instrumentality of any the foregoing.

          o An international organization or any agency or instrumentality thereof.

          o A foreign government or any political subdivision, agency or instrumentality thereof.

       Payees that may be exempt from backup withholding include:

          o   A corporation.

          o   A financial institution.

          o A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

          o   A real estate investment trust.

          o   A common trust fund operated by a bank under Section 584(a).

          o An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

          o A middleman known in the investment community as a nominee or custodian.

          o A futures commission merchant registered with the Commodity Futures Trading Commission.

          o   A foreign central bank of issue.

          o A trust exempt from tax under Section 664 or a non-exempt trust described in Section 4947.

       Payments of dividends and patronage dividends not generally subject to backup withholding include:

          o   Payments to nonresident aliens subject to withholding under
              Section 1441.

          o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

          o Payments of patronage dividends where the amount received is not paid in money.

          o   Payments made by certain foreign organizations.

          o   Section 404(k) payments made by an ESOP.

       Payments of interest not generally subject to backup withholding include:

          o   Payments of interest on obligations issued by individuals. Note:
              You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

          o   Payments described in Section 6049(b)(5) to nonresident aliens.

          o   Payments on tax-free covenant bonds under Section 1451.

          o   Payments made by certain foreign organizations.

          o   Mortgage or student loan interest paid to you.

       EXEMPT PAYEES DESCRIBED ABOVE SHOULD COMPLETE AND RETURN SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Exempt payees should furnish their TIN, check the box labeled "Exempt" in Part 2 and sign and date the form. If you are a foreign person, you must submit the appropriate IRS Form W-8 signed under penalty of perjury attesting to foreign status. Such forms may be obtained from Mellon Investor Services LLC or at www.irs.gov.

       CERTAIN PAYMENTS OTHER THAN INTEREST, DIVIDENDS, AND PATRONAGE DIVIDENDS, WHICH ARE NOT SUBJECT TO INFORMATION REPORTING ARE ALSO NOT SUBJECT TO BACKUP WITHHOLDING. FOR DETAILS, SEE THE REGULATIONS UNDER SECTIONS 6041,6041A, 6045, 6050A AND 6050N.

       PRIVACY ACT NOTICE.-Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

       (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

       (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.-If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

       (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

       (4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS.-If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS